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                                                                  Exhibit 10.1.6

                               TELXON CORPORATION
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                     (AS AMENDED THROUGH SEPTEMBER 26, 1995)

         1. PURPOSE OF THE PLAN. The Plan is intended as an incentive to and to encourage stock ownership by all Eligible Employees of the Company and Participating Subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company. It is intended that options granted pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         2. DEFINITIONS. In addition to such other capitalized terms as are defined elsewhere in this Plan, the following terms shall when used in this Plan have the respective meanings set forth below:

                  (a) "Business Day" means a day on which there is trading in the Common Stock on the Principal Market.

                  (b) "Base Compensation" means an employee's annual base salary, or if not salaried, annualized amount of hourly pay (including any shift or other compensatory premium which employee will regularly receive) based on the employee's regular weekly or biweekly hours, for services rendered to the Company and Participating Subsidiaries, including paid vacation and holidays and before adjustment for salary reduction contributions to the Company's 401(k) plan, health care or dependent care spending accounts and similar pretax plans but excluding bonuses and commissions.

                  (c) "Closing Price" means the closing price for one share of Common Stock on the Principal Market.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Committee" means the Stock Option and Restricted Stock Committee of the Board of Directors.

                  (f) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                  (g) "Company" means Telxon Corporation, a Delaware corporation.

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                  (h) "Covered Compensation" means an employee's Base
                  Compensation plus bonuses, commissions, overtime and other premium payments, sick pay, and shortterm disability payments but excluding severance pay and taxable fringe benefits (such as club dues, excess life insurance and personal automobile use); provided, however, that no more than $150,000 in cumulative aggregate amount of all of the foregoing forms of included compensation during any single Payment Period or two Payment Periods together comprising a single calendar year may be counted as Covered Compensation for purposes of any payroll deductions, stock purchases or other computations under this Plan with respect to such Payment Period(s).

                  (i) "Eligible Employees" shall have the meaning set forth in
                  Section 3.

                  (j) "Option Price" means, in respect of each Payment Period, the dollar amount (carried out to one onethousandth of a cent ($0.00001)) equal to 85% of the lesser of (i) the Closing Price of the Common Stock on the first Business Day of the Payment Period and (ii) the Closing Price of the Common Stock on the last Business Day of the Payment Period.

                  (k) "Participating Subsidiaries" means any majority-owned subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the Company's stockholders.

                  (l) "Payment Period" means the six month periods during which payroll deductions will be accumulated under the Plan.

                  (m) "Plan" means this Telxon Corporation 1995 Employee Stock Purchase Plan.

                  (n) "Principal Market" means The Nasdaq Stock Market's National Market or stock exchange which is then the principal trading market for the Common Stock (if the Common Stock is traded on more than one market, that market which the Committee determines to be the principal trading market).

                  (o) "Securities Law Requirements" means the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, including but not limited to Rule 16b-3, as adopted and amended from time to time and as interpreted by formal or informal opinions of and releases published or other interpretative advice provided by the Staff of the Securities and Exchange Commission, and the requirements of any stock exchange, automated interdealer quotation system or other recognized securities market on which the Common Stock is listed or traded on in which the Common Stock is included, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and other interpretative advice provided by, the representatives of such stock exchange, quotation system or other securities market.

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         3. ELIGIBLE EMPLOYEES. Each full-time employee of the Company or any of its Participating Subsidiaries, and each part-time employee thereof regularly working at least 20 hours per week or 40 hours every two weeks, who has completed 12 months of continuous employment with the Company and/or one or more of its Participating Subsidiaries and whose Base Compensation does not exceed $150,000 shall be eligible to receive options under this Plan to purchase Common Stock (except employees in countries whose laws make participation impractical). Persons who have been so employed for 12 months or more on the first day of a Payment Period shall receive their options as of such day. The determination of an employee's Plan eligibility with respect to the Base Compensation limitation will be made only as of the beginning of each Payment Period, based on the rate of Base Compensation he or she is then receiving, without regard to any changes in his or her Base Compensation that may subsequently be made during that Payment Period (including any changes given retroactive effect to a date prior to the commencement of the Payment Period). Except as otherwise provided in
Section 14, all other eligibility requirements must be satisfied at all times throughout the Payment Period until and including the third Friday of the last month of such Payment Period or, in the case of the requirement that a participant be employed by the Company or a Participating Subsidiary, up until and including the last Business Day of such Payment Period (provided that, after the third Friday of the last month of the Payment Period, satisfaction of said employment conditions shall be determined without regard to the full-time and part-time minimum hour requirements of the first sentence of this Section 3, which full-time and part-time minimum shall apply for that Payment Period only through said third Friday). All participating employees satisfying the eligibility requirements of the Plan as of said third Friday or last Business
Day of the Payment Period as provided in the preceding sentence shall be entitled to purchase shares on the last Business Day of such Payment Period as provided in this Plan. Any employee eligible to and duly participating in the Plan as of the beginning of a Payment Period but who at any time during that Payment Period loses his or her status as an Eligible Employee will be deemed to have lost such status, and to have withdrawn from participation in the Plan as described in Section 10, effective as of the beginning of the regular payroll period during which he or she ceases to satisfy any such requirement; provided, however, that if such ineligibility is the result of the termination of his or her employment, the provisions of Section 15 shall, subject to the provisions of
Section 14, control over the foregoing provisions of this sentence.

         In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of determining stock ownership under this paragraph, the rules of
Section 425(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

         4. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock that may be optioned under the Plan is 500,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares.

         5. PAYMENT PERIODS AND GRANT OF OPTIONS. The six-month periods, January 1 to June 30 and July 1 to December 31, are the Payment Periods during which payroll deductions will be accumulated under the Plan.

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         Two times each year, on the first Business Day of each Payment Period, each Eligible Employee who is then a participant in the Plan will automatically be granted by the Company an option to purchase, on the last Business Day of such Payment Period, at the applicable Option Price, such number of whole shares of the Common Stock reserved under this Plan as such employee is entitled to purchase under this Plan with the payroll deductions authorized and credited to his or her account during each Payment Period in accordance with the terms hereof, up to that number of shares which does not exceed 15% of the employee's Covered Compensation during the Payment Period divided by the Option Price, provided that such employee remains eligible to participate in the Plan as provided herein. The participant shall be entitled to exercise such options as granted only to the extent of his or her unused payroll deductions accumulated as of the third Friday of the last month of a Payment Period. Deductions after the third Friday of the last month of a Payment Period shall be included in the subsequent Payment Period.

         No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code.

         6. EXERCISE OF OPTIONS. Each Eligible Employee who continues to qualify as such as of the last Business Day of a Payment Period, or would have been a continuing participant in the Plan as of such date had he or she not withdrawn, or been deemed to have withdrawn, from participation pursuant to Section 10, shall be deemed by his or her payroll deduction contributions to the Plan during such Payment Period to have irrevocably stated his or her intention to exercise his or her option on the last Business Day of such Payment Period and shall be deemed to have purchased from the Company such number of whole shares of the Common Stock reserved for the purposes of the Plan as his or her unused payroll deductions accumulated as of the third Friday of the last month of such Payment Period will pay for at the Option Price. If a participant is not an employee of the Company or any Participating Subsidiary on the last Business Day of a Payment Period, he or she shall not be entitled to exercise his or her option.

         7. AUTHORIZATION FOR ENTERING PLAN. An employee may enter the Plan by filling out, signing and delivering to the Company's Human Resources Department a written "Authorization", in form and manner satisfactory to the Company:

                  (a) stating the whole percentage of Covered Compensation to be deducted regularly from his or her pay; and

                  (b) authorizing the purchase of stock for him or her in each Payment Period in accordance with the terms of the Plan.

         Such Authorization must be received by the Company's Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

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         The Company will accumulate as a credit for the employee's account the authorized deductions made from his or her pay. No interest will be paid on such accumulated amounts.

         8. AMOUNT OF PAYROLL DEDUCTIONS. An employee may authorize payroll deductions in a whole percentage amount not less than 1% but not more than 15% of his or her Covered Compensation received during the Payment Period. Covered Compensation is considered received on the date a payroll check for, or direct deposit of, the net amount thereof due employee is issued or made by the Company (provided, however, that any commission or other advances are not considered Covered Compensation received until the date such advanced amount has been actually earned and would have regularly been paid had such amount not been advanced), and deductions therefrom authorized for purchases of Common Stock under this Plan are considered made at the time of the issuance or making of the related check or deposit and not as of the date as of which the associated Covered Compensation was earned or accrued.

         9. CHANGE IN PAYROLL DEDUCTIONS. An employee may increase or decrease (including to zero) his or her rate of payroll deduction effective only as of the beginning of a Payment Period and, except as otherwise provided in Section 10, not as of any other time. A new written Authorization will be required to effect any such change and must be received by the Company's Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

         10. WITHDRAWAL FROM PARTICIPATION. An employee may withdraw from participation in the Plan, in whole but not in part, at any time by delivering to the Company's Human Resources Department a written "Withdrawal", in form and manner satisfactory to the Company, indicating such employee's intent to withdraw. Deductions will be stopped as soon as practicable, and deductions accumulated during such Payment Period prior to the discontinuation of deductions will be applied to the purchase of stock as of the end of the Payment Period. Once made, a Withdrawal is irrevocable for the balance of that Payment Period, and no further contributions can be made during that Payment Period.

         An employee who withdraws or is deemed to have withdrawn from the Plan as provided in this Section 10 will be treated (other than with respect to the purchase of stock with his or her accumulated prewithdrawal deductions) as an employee who has never entered the Plan. To resume participation in the Plan in any future Payment Period (which resumed participation will be effective only as of the beginning of such Payment Period), he or she must file a new Authorization by the third Friday of the last month of the preceding Payment Period.

         11. ESTABLISHMENT OF BROKERAGE ACCOUNT. By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at such securities brokerage firm as may be designated from time to time by the Committee and to have consented to the sharing by such brokerage firm with the Company of information regarding the disposition of shares from said brokerage account.

         12. ISSUANCE OF STOCK. Stock purchased under the Plan will be issued, or in the event the Committee establishes brokerage accounts pursuant to Section 11, held in an account, in

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the name of the employee, or if his or her Authorization so designates, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state or local law. Stock will be issued to or for the account of a participating employee or his or her designee as of the end of each Payment Period in an amount equal to the number of shares calculated by dividing his or her unused payroll deductions accumulated as of the third Friday of the last month of such Payment Period by the Option Price, rounded down to the nearest whole share. No fractional shares will be issued or accrued, but the excess of an employee's accumulated payroll deductions over the aggregate Option Price for the whole number of shares that can be purchased with such accumulated deductions with respect to such Payment Period will be carried forward for the employee's account under the Plan until applied to the purchase of shares in future Payment Periods or refunded pursuant to the provisions of the Plan. The Committee may establish a procedure for the refund of such carried-forward balance to requesting employees who do not continue participation in the Plan during the Payment Period (or number of Payment Periods specified by the Committee) subsequent to the Payment Period with respect to which such excess arises.

         13. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS. An employee's rights under the Plan are his or hers alone and may not be transferred, assigned, or be availed of by any other person. Any option granted to an employee may be exercised only by him or her.

         14. SUSPENSION OF PARTICIPATION. An employee's leave of absence (absence from active employment not involving authorized vacation, death, retirement, resignation, discharge, reduction-in-force or layoff, such as due to disability, illness, compensable or non-compensable injury, personal emergency or other approved personal leave) shall not have any effect on his or her eligibility to participate in the Plan, and if such employee was participating in the Plan at the time such leave commenced, his or her deductions shall be automatically suspended for the duration of such leave (which suspension shall not constitute a withdrawal from the Plan subject to Section 10) and, upon such employee's resumption of an eligible level of active employment, shall automatically resume at the pre-suspension amount authorized by the employee unless the employee has properly submitted a revised Authorization in the interim; provided that if the employee receives Covered Compensation, or payments in lieu thereof, from the Company during any such leave of absence (such as, for example, short-term disability benefits), the deduction rate authorized by the employee prior to such leave (or if the employee has properly submitted a revised Authorization, at the level specified therein) shall be applied to all such amounts so paid during such leave of absence.

         15. TERMINATION OF EMPLOYEE'S RIGHTS. Except as otherwise provided in
Section 14, an employee's rights under the Plan will terminate when he or she is no longer employed by the Company or any Participating Subsidiary, whether because of retirement, resignation, discharge, death, or for any other reason. All accumulated payroll deductions not used to purchase stock as of the date of such cessation of employment will be refunded to the former employee or, in the event of an employee's death, to his or her estate as an adjustment to such former employee's final paycheck.

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         16. TERMINATION OF AND AMENDMENTS TO THE PLAN. The Plan may be
terminated at any time by the Committee. It will terminate in any case when all or substantially all of the shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

         The Committee also has authority to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (a) except as provided in Section 23, increase the number of shares of Common Stock to be offered above, or (b) change the class of employees eligible to receive options under the Plan.

         17. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell or otherwise dispose of stock purchased under the Plan at any time he or she chooses; provided, however, so that the Company is able to properly account for the consequences that a disposition of shares purchased under the Plan has under the United States income tax laws, each employee agrees by his or her participation in the Plan to (a) notify the Company in writing of any withdrawal of shares from the brokerage account established pursuant to Section 11 and any related sale or other disposition of the withdrawn shares within ten days thereof, (b) provide such further information, and otherwise cooperate with the Company in taking such further steps (which may include the legending of the withdrawn shares), as the Company may reasonably request to enable it to properly account for such tax consequences of the transaction described in the notification and any subsequent sale or other disposition of the withdrawn stock, and (c) if the withdrawal does not involve a sale or other disposition which is reported on that initial notification, provide the Company with written notice of any subsequent sale or other disposition of that withdrawn stock within ten days after the making thereof. An employee shall be obligated to provide such notices and cooperation under the preceding sentence where such withdrawal, sale or other disposition occurs within (i) two years after the date of grant of the applicable option, or
(ii) one year after the transfer of such stock to such employee,. The Company may waive such written notification requirement to the extent that it is able to obtain the necessary information from the brokerage firm designated and serving pursuant to Section 11. The employee assumes the risk of all market fluctuations in the price of all stock acquired hereunder.

         18. PLAN EXPENSES. The Company will bear all costs of administering and carrying out the Plan.

         19. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

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         The interpretation and construction of the Plan are entrusted to the discretion of the Committee, and its interpretation and construction of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         20. NO EMPLOYMENT RIGHTS. The existence of this Plan shall not create in any employee any right to be granted an option or to purchase Common Stock hereunder. Neither the existence of this Plan nor the granting of any option hereunder to any employee shall confer upon such employee any right to the continuation of his or her employment with the Company or any subsidiary thereof or shall in any way interfere with or otherwise limit the right which such employee, the Company or any subsidiary may otherwise have to terminate such employment at any time with or without cause. Any benefits realized by an employee under this Plan or any option granted hereunder shall not be deemed a part of such employee's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any jurisdiction and shall not be included in, or have any effect on, the determination of benefits under any such law or, except as otherwise expressly provided thereby or determined in the discretion of the person or group authorized to administer the same, any other employee benefit plan or similar arrangement in which an employee may otherwise be eligible to participate.

         21. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee the owner of the shares covered by an option until such shares have been purchased by him or her.

         22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used by the Company for any corporate purpose. The Company shall have no obligation to segregate employees' payroll deductions from any other funds of the Company or to hold funds representing the same pending the application thereof in accordance with this Plan.

         23. CHANGES IN CAPITAL. If the Common Stock subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and the Option Price shall be appropriately and equitably adjusted. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, the then current Payment Period shall be deemed to end as of the Business Day prior to the effective date of such transaction such that all then accumulated payroll deductions shall be applied to the purchase of Common Stock in accordance with the provisions hereof. Other than giving effect to the provisions of this Section 23, the existence of the Plan or options hereunder shall not in any way prevent any transaction described herein, and no holder of an option shall have the right to prevent such transaction.

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         24. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of shares pursuant thereto shall comply with all applicable Securities Law Requirements and all other applicable provisions of law, including, without limitation, any applicable state "blue sky" laws and foreign (national and local) securities laws and the rules and regulations promulgated under any of such laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option or the issuance of shares upon exercise of an option, the Company may require the person exercising such option to make such representations and warranties to the Company as may be required, in the opinion of counsel for the Company, by any of the aforementioned Securities Law Requirements and other laws, which may include, without limitation, representations and warranties that the shares are being purchased only for investment and without any present intention to sell or distribute such shares.

         The Company shall not have any liability to any Plan participant in respect of any delay in the sale or issuance of shares hereunder until the Company is able to obtain governmental authority (domestic or foreign) or the authority of a self-regulatory organization having jurisdiction over it, which authority is deemed by the Company's counsel to be necessary to the lawful sale and issuance of such shares, or any failure to sell or issue such Shares as to which such requisite authority the Company is unable to obtain.

         25. GOVERNING LAW. To the extent the laws of the United States (such as the Code) or the Delaware General Corporation Law do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws, and construed accordingly.

         26. CAPTIONS. The captions contained in this Plan are for convenience of reference only and shall not affect the meaning of any term or provision hereof.

         27. APPROVAL OF STOCKHOLDERS; IMPLEMENTATION OF PLAN. This Plan was adopted by the Company's Board of Directors subject to and to become effective only upon, approval hereof by the Company's stockholders, which approval was obtained at the Annual Meeting of such stockholders held August 31, 1995. The Plan shall begin operation using an initial three month transitional Payment Period ending December 31, 1995, for the purposes of which initial Payment Period the Closing Price on September 1, 1995 shall be used as the initial Closing Price called for by Section 2(j)(i) for purposes of determining the Option Price, October 1, 1995 shall be used as the date for measuring employees' length of continuous service and Base Compensation for purposes of determining their eligibility to participate in the Plan, and October 20, 1995 shall be used as the initial date as of which payroll deductions shall begin to accumulate under the Plan. Except as specifically provided otherwise in this Section 27, the Plan shall, during and with respect to said initial Payment Period, be governed by and administered in accordance with the provisions of the foregoing Sections 1 through 26 of this Plan. With respect to all Payment Periods beginning on or after January 1, 1996, the Payment Periods, related determinations of the Option Price and employee eligibility and accumulation of payroll

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deductions, and all other matters arising under the Plan shall be governed by and administered in accordance with the provisions of this Plan without regard to the transitional rules set forth for the initial implementation of the Plan as set forth in this Section 27.

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